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                                                                     EXHIBIT 7.1

CUSIP NO. NOT APPLICABLE                 13D

                            AGREEMENT OF JOINT FILING

         The parties listed below agree that the Amendment No. 9 to Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of them shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: October 11, 2002
                                       AIMCO PROPERTIES, L.P.

                                       By:    AIMCO-GP, INC.
                                              (General Partner)

                                       AIMCO-GP, INC.

                                       APARTMENT INVESTMENT AND MANAGEMENT
                                       COMPANY

                                       INSIGNIA PROPERTIES, L.P.

                                       AIMCO/IPT, INC.

                                       UNITED INVESTORS REAL ESTATE, INC.


                                       By:          /s/ Patrick J. Foye
                                              ----------------------------------
                                              Executive Vice President
                                              of each of the foregoing entities